TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio: Global Strategic Income Portfolio - Special Situations

                                Security Description:  Senior Secured Notes Sr A

Issuer: Lyondell Chemical Company 9.625% due 5/1/07
        ---------------------------------------------
                                                    Offering Type: Eligible 144A
                                                                   -------------
                                                  (US Registered, Eligible Muni,
                                                Eligible Foreign, Eligible 144A)

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                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

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 1.      Offering Date                                May 11, 1998    None                                         N/A
                                                      ------------                                                 ---

 2.      Trade Date                                   May 11, 1998    Must be the same as #1                       Yes
                                                      ------------                                                 ---

 3.      Unit Price of Offering                          100.00%      None                                         N/A
                                                                                                                   ---

 4.      Price Paid per Unit                             100.00%      Must not exceed #3                           Yes
                                                                                                                   ---

 5.      Years of Issuer's Operations                      25         Must be at least three years *               Yes
                                                           --                                                      ---

 6.      Underwriting Type                                Firm        Must be firm                                 Yes

 7.      Underwriting Spread                                %         Investment Adviser determination to          Yes
                                                                      be made

 8.      Total Price paid by Portfolio                 $1,500,000     None                                         N/A
                                                       ----------                                                  ---

 9.      Total Size of Offering                      $2,400,000,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total                     #10 divided by #9 must not exceed
         Price Paid for same securities purchased      $1,500,000     25% **                                       Yes
                                                       ----------                                                  ---
         by the same investment adviser for other
         investment companies

11.      Underwriter(s) from whom the Portfolio        DLJ ( Fixed
         purchased (attach a prospectus or               Income)      Must not include Investment Adviser
         offering circular for a list of all                          affiliates ***                               Yes
         syndicate members)

12.      If the affiliate was lead or co-lead          N/A
         manager, was the instruction listed below                    Must be "Yes" or "N/A"                       N/A
         given to the broker(s) named in #11? ****

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The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.